UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AGEAGLE AERIAL SYSTEMS INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AGEAGLE AERIAL SYSTEMS INC.

8201 E. 34th Street North, Suite 1307

Wichita, Kansas 67226

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held June 15, 2025

TO THE STOCKHOLDERS OF AGEAGLE AERIAL SYSTEMS INC.:

The Annual Meeting of the stockholders (the “Annual Meeting”) of AgEagle Aerial Systems Inc., a Nevada corporation (the “Company” or “AgEagle”), will be held as a virtual meeting on June 15, 2026, at 1:00 p.m., Eastern Time, at www.proxypush.com/UAVS. The Annual Meeting will be held in a virtual meeting format only, and you will not be able to attend the Annual Meeting physically. The Annual Meeting is being held so that stockholders may be given the opportunity to:

(1) Elect five directors;

(2) Approve, on an advisory basis, the compensation of our named executive officers;

(3) Ratify the appointment of Grassi & Co., CPAs, P.C. as the Company’s independent accountants for the fiscal year ending December 31, 2026; and

(4) To transact any other business as may properly be presented at the Annual Meeting or any adjournment thereof.

Stockholders of record of the Company’s common stock at the close of business on April 23, 2026 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Your attention is directed to the proxy statement (this “Proxy Statement”) accompanying this Notice (as defined below) for a more complete statement of matters to be considered at the Annual Meeting.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials primarily over the Internet. We believe that it will expedite stockholders’ receipt of proxy materials, lower costs and reduce the environmental impact of distributing proxy materials for our Annual Meeting. It is anticipated that on or about April 30, 2026 we will commence mailing to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2025 (the “2025 Annual Report”), over the Internet. The Notice also includes instructions on how you can receive a paper copy of the proxy materials by mail. If you receive your annual meeting materials by mail, the Notice, the Proxy Statement, the 2025 Annual Report and proxy card will be enclosed. If you receive your proxy materials via e-mail, the e-mail will contain voting instructions and links to the 2025 Annual Report and Proxy Statement on the Internet, both of which are available at www.proxydocs.com/UAVS using your Virtual Control Number that was included in the Notice you received in the mail.

All stockholders are cordially invited to attend the Annual Meeting virtually. Whether or not you plan to participate in this year’s Annual Meeting, your vote is very important and we encourage you to vote promptly. After reading this Proxy Statement, please promptly mark, sign and date the enclosed proxy card and return it by following the instructions on the proxy card or voting instruction card or vote by telephone or by Internet. If you virtually attend the Annual Meeting, you will have the right to revoke the proxy and vote your shares. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

By Order of the Board of Directors,

/s/ Grant Begley
Grant Begley
Chairman of the Board of Directors

Dated: April 30, 2026

AGEAGLE AERIAL SYSTEMS INC.

8201 E. 34th Street North

Suite 1307

Wichita, Kansas 67226

PROXY STATEMENT

for

Annual Meeting of Stockholders

to be held June 15, 2026

PROXY SOLICITATION

The Company is soliciting proxies on behalf of the Board of Directors (the “Board of Directors” or the “Board”) in connection with the Annual Meeting of the stockholders (the “Annual Meeting”) of AgEagle Aerial Systems Inc., a Nevada corporation (the “Company” or “AgEagle”), will be held as a virtual meeting on June 15, 2025, at 1:00 p.m., Eastern Time, at www.proxypush.com/UAVS, for the following purposes:

(1) To elect five directors (the “Election of Directors Proposal”);

(2) To approve, on an advisory basis, the compensation of our named executive officers (the “Say-on-Pay Proposal”);

(3) To ratify the appointment of Grassi & Co., CPAs, P.C. (“Grassi”) as the Company’s independent accountants for the fiscal year ending December 31, 2026 (the “Ratification of Accountants Proposal” and, together with the Election of Directors Proposal and the Say-on-Pay Proposal, the “Proposals”); and

(4) To transact any other business as may properly be presented at the Annual Meeting or any adjournment thereof.

The Board of Directors set April 23, 2026 as the record date (the “Record Date”) to determine those holders of common stock, par value $0.001 per share, of the Company who are entitled to notice of, and to vote at, the Annual Meeting. A list of the stockholders entitled to vote at the meeting may be examined at the Company’s office at 8201 E. 34th Street N, Suite 1307, Wichita, Kansas 67226 during the 10-day period preceding the Annual Meeting. The Annual Meeting will be held in virtual meeting format only, and you will not be able to attend the Annual Meeting physically.

It is anticipated that on or about April 30, 2026, the Company shall commence mailing to all stockholders of record, as of the Record Date, a Notice of Availability of Proxy Materials (the “Notice”). Please carefully review the Notice for information on how to access the Notice of Annual Meeting, Proxy Statement (as defined below), proxy card and 2025 Annual Report (as defined below) at www.proxypush.com/UAVS using your Virtual Control Number that was included in the Notice you received in the mail, in addition to instructions on how you may request to receive a paper or e-mail copy of these documents.

There is no charge to you for requesting a paper copy of these documents. Please choose one of the following methods to make your request:

●	By Internet: www.Investorelections.com/UAVS
●	By Telephone: 1-866-870-3684
●	By E-Mail*: paper@investorelections.com

* If requesting materials by e-mail, please send a blank e-mail with your Virtual Control Number that was included in the Notice.

IMPORTANT: Please mark, date and sign the enclosed proxy card and promptly return it in the accompanying postage-paid envelope or vote by telephone or by Internet to assure that your shares are represented at the meeting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2026: Our proxy statement is enclosed (this “Proxy Statement”). Financial and other information concerning AgEagle Aerial Systems Inc. is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2025 (“2025 Annual Report”). A complete set of proxy materials relating to our Annual Meeting, consisting of the Notice of Annual Meeting of Stockholders, the Proxy Statement, proxy card and the 2025 Annual Report, is available on the Internet at www.proxydocs.com/UAVS using your Virtual Control Number that was included in the Notice you received in the mail.

GENERAL INFORMATION ABOUT VOTING

Proxy Materials

Why am I receiving these materials?

The Board of Directors of the Company has made these proxy materials available to you on the Internet, or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at the Annual Meeting, which will take place virtually on June 15, 2026 at 1:00 p.m., Eastern Time.

As a stockholder, you are invited to participate in the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

What is included in these materials?

The proxy materials include:

●	this Proxy Statement for the Annual Meeting;

●	our 2025 Annual Report; and

●	the proxy card or a voting instruction card for the Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this Proxy Statement and our 2025 Annual Report, to our stockholders by providing access to such documents over the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

How can I access the proxy materials over the Internet?

The Notice, proxy card or voting instructions card will contain instructions on how to:

●	access and view our proxy materials for the Annual Meeting over the Internet; and

●	how to vote your shares.

If you choose to receive our future proxy materials electronically, it will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials electronically, you will receive an e-mail next year with instructions containing a link to the website where those materials are available. Your election to receive proxy materials electronically will remain in effect until you terminate it.

How may I obtain a paper copy of the proxy materials?

Stockholders receiving a Notice will find instructions in that Notice about how to obtain a paper copy of the proxy materials. Stockholders receiving a Notice by e-mail will find instructions in that e-mail about how to obtain a paper copy of the proxy materials. Stockholders who have previously submitted a standing request to receive paper copies of our proxy materials will receive a paper copy of the proxy materials by mail.

What shares are included on the proxy card?

If you are a stockholder of record, you will receive only one proxy card for all the shares you hold of record in certificate form and in book-entry form.

If you are a beneficial owner, you will receive voting instructions from your broker, bank or other holder of record.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice, this Proxy Statement and the 2025 Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice, this Proxy Statement and the 2025 Annual Report, or if you hold stock of the Company in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Secretary of the Company by sending a written request to AgEagle Aerial Systems Inc., Secretary, 8201 E. 34th Street N, Suite 1307, Wichita, Kansas 67226 or by calling (620) 325-6363.

If you participate in householding and wish to receive, free of charge, a separate copy of the Notice, this Proxy Statement and the 2025 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact the Secretary of the Company, as set forth above.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

Voting Information

What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

(1) the Election of Directors Proposal;

(2) the Say-on-Pay Proposal; and

(3) the Ratification of Accountants Proposal.

We will also consider any other business that properly comes before the Annual Meeting.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote your shares:

●	“FOR” the election of each of the nominees for director listed in the Election of Directors Proposal;

●	“FOR” the non-binding advisory vote to approve the Say-on-Pay Proposal; and

●	“FOR” the Ratification of Accountants Proposal.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on April 23, 2026, the Record Date, will be entitled to vote at the Annual Meeting. As of the Record Date, 58,197,122 shares of the Company’s common stock were outstanding and entitled to vote. Each share of our common stock outstanding on the Record Date is entitled to one vote on each of the five director nominees and one vote on each other matter.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the Annual Meeting will be available for 10 days prior to the Annual Meeting at our principal executive offices at 8201 E. 34th Street N, Suite 1307, Wichita, Kansas 67226. If you would like to examine the list for any purpose germane to the Annual Meeting prior to the meeting date, please contact our Secretary.

How do I vote my shares?

Most stockholders do not own shares registered directly in their name, but rather are “beneficial holders” of shares held in a stock brokerage account or by a bank or other nominee (that is, shares held “in street name”). Those stockholders should refer to “How can I vote if my shares are held in a stock brokerage account, or by a bank or other nominee?” below for instructions regarding how to vote their shares.

If, however, your shares are registered directly in your name with our transfer agent, Equiniti Trust Company (“Equiniti”), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you. You may vote in the following ways:

●	By Mail: Votes may be cast by mail, as long as the proxy card or voting instruction card is delivered in accordance with its instructions prior to 4:00 p.m., Eastern Time, on June 14, 2026. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing, and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

●	By Virtually Attending the Meeting: Please follow the instructions in the “How can I participate and vote in the Annual Meeting virtually?” section of this Proxy Statement.

●	By Phone or Internet: Stockholders may vote by phone or Internet by following the instructions included in the proxy card they received. Your vote must be received by 11:59 p.m., Eastern Time on June 14, 2026 to be counted. If you received a Notice by mail, you may vote by proxy over the Internet by going to www.proxypush.com/UAVS and logging in using your Virtual Control Number that was included in the Notice. If you wish to vote by telephone, call 1-866-870-3684 using any touch-tone telephone to vote your shares using your Virtual Control Number that was included in the Notice. Have your proxy card available when you access the website or when you call. We provide Internet and telephone proxy voting to allow you to vote your shares on-line or by phone, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs or usage charges from Internet access providers and telephone companies.

If you vote by proxy, your vote must be received by 11:59 p.m. U.S. Eastern Time on June 14, 2026 to be counted.

Whichever method you select to transmit your instructions, the proxy holders will vote your shares in accordance with those instructions. If no specific instructions are given, the shares will be voted in accordance with the recommendation of our Board and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting.

How can I participate and vote at the Annual Meeting virtually?

You may virtually attend the Annual Meeting and any adjournment or postponement thereof only if you were a stockholder of ours at the close of business on the Record Date for the Annual Meeting, or you hold a valid proxy to vote at the Annual Meeting. The Annual Meeting will be held virtually and will begin promptly at 1:00 p.m., Eastern Time. In order to attend the Annual Meeting live via the Internet, you must register at https://register.proxypush.com/UAVS by 11:59 p.m., Eastern Time, on June 14, 2026, using your Virtual Control Number that was included in the Notice or your proxy card (if you received a printed copy of the proxy materials). If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a Virtual Control Number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxypush.com/UAVS.

On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting at www.proxypush.com/UAVS by logging in using the password you received via e-mail in your registration confirmation.

Will I have the same participation rights in this virtual-only stockholder meeting as I would have at an in-person stockholder meeting?

Yes. If you register to attend, and attend, the Annual Meeting pursuant to the instructions above, you will be able to vote online during the Annual Meeting, change a vote you may have submitted previously, or ask questions online that will be reviewed and may be answered by the speakers. We have created and implemented the virtual format to facilitate stockholder attendance and participation by enabling stockholders to participate fully from any location, at no cost. You will, however, bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. A virtual Annual Meeting makes it possible for more stockholders, regardless of size, resources or physical location, to have direct access to information more quickly, while saving the Company and our stockholders time and money. We also believe that the online tools we have selected will increase stockholder communication. Both stockholders of record and street name stockholders will be able to attend the Annual Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Annual Meeting.

There will be technicians ready to assist you with any technical difficulties accessing the Annual Meeting live audio webcast. Please be sure to check in by 1:00 p.m., Eastern Time, on June 15, 2026 (15 minutes prior to the start of the meeting is recommended), so that any technical difficulties may be addressed before the Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please e-mail dsmsupport@betanxt.com.

How can I vote if my shares are held in a stock brokerage account, or by a bank or other nominee?

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and your broker or nominee is considered the “stockholder of record” with respect to those shares. Your broker or nominee should be forwarding these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote, and you are also invited to participate in the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person unless you obtain a legal proxy from your brokerage firm or bank. If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

What is a quorum for the Annual Meeting?

The presence of the holders of stock representing a 33-1/3% of the voting power of all shares of stock issued and outstanding as of the Record Date, represented in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker) or if you participate in, and vote electronically at, the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.

What is the voting requirement to approve each of the proposals?

In accordance with Section 78.320(1)(b) of the Nevada Revised Statutes and the Company’s Second Amended and Restated Bylaws, the vote required to approve each Proposal is as follows:

Proposal	Vote Required	Broker Discretionary Voting Allowed
No. 1 - Election of Directors Proposal	Director nominees receiving the highest number of “FOR” votes	No

No. 2 - Say-on-Pay Proposal	Affirmative vote of a majority of the votes cast	No

No. 3 - Ratification of Accountants Proposal	Affirmative vote of a majority of the votes cast	Yes

For the Election of Directors Proposal, the five director nominees who receive the highest number of “FOR” votes will be elected as directors. You may vote “FOR” or “WITHHOLD” with respect to each director nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. The Say-on-Pay Proposal and the Ratification of Accountants Proposal each requires the affirmative vote of a majority of the votes cast either virtually at the Annual Meeting or by proxy.

What is the effect of abstentions and broker non-votes?

Abstentions and broker “non-votes” will have no effect with respect to the approval of any of the Proposals.

If you are a beneficial owner and hold your shares in “street name” in an account at a bank or brokerage firm, it is critical that you cast your vote if you want it to count in the Election of Directors Proposal and the Say-on-Pay Proposal. Under the rules governing banks and brokers who submit a proxy card with respect to shares held in “street name,” such banks and brokers have the discretion to vote on routine matters, but not on non-routine matters. Routine matters include the Ratification of Accountants Proposal. Non-routine matters include the Election of Directors Proposal and the Say-on-Pay Proposal. Banks and brokers may not vote on the Election of Directors Proposal or the Say-on-Pay Proposal if you do not provide specific voting instructions. Accordingly, we encourage you to vote promptly, even if you plan to participate in the Annual Meeting. In tabulating the voting results for any particular Proposal, shares that constitute broker non-votes are not considered entitled to vote on that Proposal.

Can I change my vote or revoke my proxy?

Subject to any rules and deadlines your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

If you are a stockholder of record, you may change your vote by (1) going to www.proxypush.com/UAVS and logging in using your Virtual Control Number that was included in the Notice, (2) delivering a valid, later-dated proxy in a timely manner, (3) virtually attending the Annual Meeting and voting electronically (although attendance at the Annual Meeting will not, by itself, revoke a proxy), or (4) voting again via phone or Internet at a later date.

If you are a beneficial owner of shares held in “street name,” you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee, or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares and provided a copy to our transfer agent and registrar, Equiniti, together with your e-mail address as described below, by virtually attending the Annual Meeting and voting electronically.

Any written notice of revocation or subsequent proxy card must be received by the Company’s Secretary prior to the taking of the vote at the Annual Meeting.

What happens if additional matters are presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Who will bear the cost of soliciting votes for the Annual Meeting?

The Company will bear the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you access the proxy materials over the Internet, you are responsible for Internet access charges you may incur. In addition, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, by electronic communications and personal solicitation by our officers, directors and employees. No additional compensation will be paid to our officers, directors or employees for such solicitation.

Proxies with respect to the Annual Meeting may be solicited by telephone, by mail on the Internet or in person. We have retained Equiniti to aid in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting. For these services, we will pay Equiniti a fee of approximately $31,000 and reimburse it for certain expenses.

Who Can Answer Your Questions About Voting Your Shares?

If you are a holder of AgEagle’s shares and have any questions about how to vote or direct a vote in respect of your securities, you may call Equiniti, the Company’s proxy solicitor, at 866-877-6270 (toll free).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the shares of the Company’s common stock beneficially owned by each of the Company’s current directors, by each of the Company’s named executive officers (“NEOs”), by all directors and officers as a group and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock, in each case as of the Record Date (except to the extent indicated otherwise in the footnotes). For 2025, the Company’s NEOs were William Irby, our Chief Executive Officer and a director of the Company, Alison Burgett, our Chief Financial Officer, and Brent Pope, our Chief Operating Officer.

Except as otherwise noted, the persons identified have sole voting and investment power with respect to their shares. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date, April 23, 2026, and the total outstanding shares used to calculate each beneficial owner’s percentage includes such shares, although such shares are not taken into account in the calculations of the total number of shares or percentage of outstanding shares. Beneficial ownership as reported does not include shares subject to option or conversion that are not exercisable within 60 days of the Record Date. There were 58,197,122 shares of common stock issued and outstanding as of the Record Date.

Name and Address of Beneficial Owner(1)	Number of Shares		Percent of Class
Five Percent Stockholders
Garrett Wilson 1599 Vineyard Drive Los Altos, California 94024	1,300,673	(2)	2.2%
Directors and Nominees
William Irby	88,169		*
Grant Begley	64,733		*
Brent Klavon	31,934		*
Kevin Lowdermilk	36,500		*
L.B. Day	19,000		*
Named Executive Officers
Brent Pope	47,034		*
Alison Burgett	37,289		*
All Directors and Executive Officers as a Group (7 persons)(3)	324,659		*

* Represents less than 1% of the Company’s outstanding shares.

(1)	The mailing address for each of the Company’s directors and NEOs is 8201 E. 34th Street N, Suite 1307, Wichita, Kansas 67226.
(2)	Based on information contained in a Schedule 13G/A filed with the SEC on August 2, 2024.
(3)	Includes shares held by directors, director nominees, and current executive officers.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees of the Board of Directors

The Board has nominated the persons identified below for election as directors, to serve until the next annual meeting at which time their successors have been elected and qualified. Directors are elected by a plurality of votes cast. If any nominee becomes unavailable for election, which is not expected, the persons named in the accompanying proxy intend to vote for any substitute whom the Board nominates.

Name	Age	Other positions with the Company	Has served as the Company director since
William Irby	60	Director and Chief Executive Officer	April 2024
Grant Begley	72	Chairman of the Board	June 2016
Brent Klavon(1)(2)(3)	60	Director	November 2024
Kevin Lowdermilk(1)(2)(3)	63	Director	October 2024
L.B. Day(1)(2)(3)	81	Director	November 2024

(1)	Member of the Audit Committee of the Board of the Company (the “Audit Committee”).
(2)	Member of the Compensation Committee of the Board of the Company (the “Compensation Committee”).
(3)	Member of the Nominating and Corporate Governance Committee of the Board of the Company (the “Nominating and Corporate Governance Committee”).

William (“Bill”) Irby. Mr. Irby, who was President of the Company from February 15, 2024 through April 15, 2024, has served as our Chief Executive Officer and as a director since April 15, 2024. Mr. Irby previously served as President of MTI Motion, a Steel Partners company specializing in motors and hardware for aircraft, weapons systems, and commercial equipment from November 2022 until February 2024. He has a long career spanning several executive roles in innovative defense organizations. Mr. Irby has served as the Chief Operating Officer at Martin UAV (assisting in its acquisition by Shield AI) from March 2021 to December 2021, President of the Reconnaissance Mission Systems sector of L3Harris Technologies from October 2018 through February 2021, SVP/GM of Textron Systems’ Unmanned Systems business from November 2012 until October 2018, and as VP of two business units at Northrop Grumman in Intelligence, Surveillance, and Reconnaissance (ISR) and Tactical Communications. Before joining the defense industry, Mr. Irby served as a combat engineer in the United States Marine Corps. He holds a Bachelor of Science in Engineering from the US Naval Academy, a Master of Science in Technical Management from Johns Hopkins University, and an Executive Certificate in the General Manager Program at Harvard Business School. As a longtime Uncrewed Vehicle Systems International (AUVSI) board member, since April 2015, Mr. Irby completed his elected term as Chairman in 2025 after previous roles as Executive Vice Chair, and Treasurer. He also has brought expertise to the advisory boards of Ghost Robotics, Secmation, and LaunchPoint EPS.

Grant Begley. Mr. Begley has served as a member of the Board since June 2016, serving as Chairman of the Board since October 13, 2023, and served as interim Chief Executive Officer from January 2024 through April 15, 2024. Since July 2011, Mr. Begley has served as President of Concepts to Capabilities Consulting LLC, which advises global executive clients on competitive positioning and performance in aerospace. From August 2010 to September 2011, Mr. Begley was Corporate Senior Vice President for Alion Science and Technology. Prior to Alion, Mr. Begley served as Pentagon Senior Advisor to the Office of the Under Secretary of Defense, for Unmanned Systems, advising on critical issues and leading development of DoD’s 2011 Unmanned Systems Roadmap. Mr. Begley’s career includes defense industry leadership positions for the development of advanced capabilities with Raytheon and Lockheed Martin where he initiated and led cross-corporation unmanned systems and robotics successes. Mr. Begley served in the United States Navy for 26 years, where his duties included operational assignments flying fighter aircraft, designated Top Gun, followed by acquisition assignments for the development and management of next generation manned and unmanned aircraft systems, weapon systems and joint executive acquisition assignments. Mr. Begley holds Master’s Degrees in Aerospace and Aeronautic Engineering from the Naval Post-Graduate School and a Bachelor Degree in General Engineering from the U.S. Naval Academy. The Company believes that Mr. Begley’s 20 plus years of experience as a UAV industry expert, focused on UAV technologies, regulations and commercial applications, will be an invaluable resource to the Board.

Brent Klavon. Mr. Klavon has over three decades of aviation and strategic leadership experience. A retired U.S. Navy pilot, he served as a squadron Commanding Officer, logged over 3,000 flight hours, and was instrumental in the launch of the Navy’s MQ-4C Triton program. Mr. Klavon served as the Vice President of Operations at ANRA Technologies from July 2019 to September 2022 before being appointed as the company’s Chief Strategy Officer in September 2022 in order to lead global operations and strategic planning. He was a board member at the Association for Uncrewed Vehicle Systems International (AUVSI) from 2018 until 2021. He serves as an Advisory Board member for the Dock to Door Coalition, helping guide its member organizations in advancing a fully connected, resilient transportation system that enables goods to move seamlessly and reliably from dock to door. Mr. Klavon is well versed in the nexus between policy, regulations, standards, technology, and social acceptance. He is also an FAA certified Commercial Pilot and Remote Pilot.

Kevin Lowdermilk. Mr. Lowdermilk has over 30 years of executive leadership experience and currently serves as both the CEO and CFO of Vaya Space. Prior to joining Vaya Space in August 2022, he was the CEO of ISO Group, Inc., a defense and aerospace supply chain company, and he also served as the CFO, and then CEO, of Exostar, a supply chain / cyber security company with a focus on the aerospace and defense sector, from February 2016 to August 2022. In addition, Mr. Lowdermilk previously served as the Vice President of Finance for a multi-national aerospace division of Rolls-Royce Holdings PLC. He has also held board positions for a number of companies across a variety of industries. Between 2009 and 2015, he was a board member of Global Healthcare Exchange (“GHX”) and chaired the board’s compensation committee through the sale of GHX to Thoma Bravo. He served as an independent board member and the Audit Committee Chair for the publicly traded company Digital Health Acquisition Corporation, and currently serves as an independent board member and Audit Committee Chair for VSee Health, Inc., also a publicly traded company. He earned his undergraduate degree in Economics from Western Kentucky University and his Master of Business Administration from Ball State University.

L.B. Day. Mr. Day recently retired as president of L.B. Day & Company, whose parent company he co-founded in 1977. Well known for his work in strategic planning and executive team development, Mr. Day has consulted at the senior executive level with organizations that include Advanced Micro Devices, AgEagle, Applied Materials, Brewer Science, DuPont Air Products Nanomaterials, Exokeryx, Fujitsu, Global Foundries, IBM, Intel, Lam Research, Lawrence Livermore National Laboratory, Microchip Technology, NWEA, Phoenix Technology Group, Valid USA, Ramtron, Raytheon, SkyWater, USA Olympic Team Handball, Vaya Space, Western Digital, Xerox, and various U.S. government agencies, implementing strategic planning, marketing, organization improvement, and executive-team development strategies. He has also held the positions of adjunct professor at the Oregon Graduate Institute of Science and Technology and the Willamette University Graduate School of Administration. Mr. Day has served on numerous boards of directors including those of startups, nonprofits, and publicly held companies. He served for 27 years on the board of directors of Microchip Technology (NASDAQ: MCHP). Currently he is on the board of Okika Technologies and the advisory board of Exokeryx. Mr. Day has been published in various trade publications on strategic planning, leading change, and team leadership and has developed content materials for client companies on strategic planning, leadership development and executive coaching. He is completing a book, Creating A Strategic Advantage. Mr. Day earned his Master of Business Administration from George Washington University, where he was a Scottish Rite Fellow.

The Board has reviewed the independence of the directors based on the listing standards of The New York Stock Exchange American (“NYSE American”). Based on this review, the Board determined that each of Brent Klavon, Kevin Lowdermilk and L.B. Day are independent within the meaning of the listing rules of NYSE American. In making this determination, the Board considered the relationships that each of these non-employee directors has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence. There are no family relationships between any of the Company’s executive officers or directors.

Board Operations

The Chairman of the Board is a non-employee director of the Company and chairs the Board and stockholder meetings and participates in preparing their agendas. Given the limited number of directors comprising the Board, the independent directors call, plan, and chair their executive sessions collaboratively and, between Board meetings, communicate with management and one another directly. The Company believes that these arrangements afford the independent directors with sufficient resources to supervise management effectively, without being overly engaged in day-to-day operations.

The non-employee directors meet in executive session in connection with each regularly scheduled meeting of the Board, and at other times as they may determine appropriate. During 2025, there were 6 executive sessions of the Board led by the independent Chairman of the Board. The committees typically meet in executive session at every meeting.

For the year ended December 31, 2025, the Company held 6 Board meetings and 7 committee meetings. All of the incumbent directors attended more than 75% of the sum of the total number of Board meetings and the total number of meetings of the committees on which the director served during the past year. All directors are encouraged to attend the Annual Meeting, and in 2025 5 of the directors nominated for election attended the Annual Meeting.

Risk Oversight

The Board oversees a company-wide approach to risk management. The Board assists management to determine the appropriate risk level for the Company generally and to assess the specific risks faced by the Company and reviews the steps taken by management to manage those risks. While the Board has ultimate oversight responsibility for the risk management process, its committees oversee risks in certain specified areas.

Specifically, the Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. The Audit Committee oversees management of enterprise risks and financial risks, as well as potential conflicts of interests. The Nominating and Corporate Governance Committee is responsible for managing the risks associated with the selection of individuals to be considered for appointment, election or re-election to the Board, as well as the risks associated with corporate governance matters. The Board is responsible for overseeing the management of risks associated with the independence of the Board.

Our senior management team is responsible for day-to-day risk management and regularly reports on risks to our full Board or a relevant committee. Our legal, finance and regulatory areas serve as the primary monitoring and evaluation function for company-wide policies and procedures and manage the day-to-day oversight of the risk management strategy for our business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

We believe the division of risk management responsibilities described above is an effective approach for identifying and addressing the risks facing our Company, and that the leadership structure of our Board is effective in implementing this approach.

Other Compensation-Related Policies

Clawback Policy

We maintain a clawback policy as required by the rules of the NYSE American. Our clawback policy covers each of our current and former executive officers. The policy provides that, subject to the limited exemptions provided by the NYSE American rules, if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws, the Compensation Committee must reasonably and promptly seek recovery of any cash- or equity-based incentive compensation (including vested and unvested equity) paid or awarded to the executive officer, to the extent that the compensation (i) was based on erroneous financial data and (ii) exceeded what would have been paid to the executive officer under the restatement. Recovery applies to any such excess cash- or equity-based bonus/other incentive compensation received by any covered executive officer, while he/she was an executive officer, on or after October 2, 2023 during the three completed fiscal years immediately preceding the date on which the Company determines an accounting restatement is required. For more information, see the full text of our clawback policy, which was filed with the SEC on November 27, 2024 as Exhibit 97.1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023.

Insider Trading Policy

The Company’s Insider Trading Policy governs the purchase, sale and other acquisitions and dispositions of the Company’s securities by the Company’s directors, officers and employees. This policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NYSE American listing standards. A copy of the Insider Trading Policy was filed with the SEC on March 31, 2025 as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Anti-Hedging Policies

The Company’s Insider Trading Policy prohibits our directors, officers and employees, from engaging in transactions involving derivative securities related to the Company’s securities, such as exchange traded options to purchase or sell the Company’s securities. Our directors and officers are also prohibited from holding our securities in a margin account and from engaging in short sales of the Company’s securities. Employees, other than officers, are generally permitted to, but discouraged from, engaging in short sale transactions.

Equity Award Grant Practices

We do not currently grant new awards of stock options, stock appreciation rights, or similar option-like equity awards. Accordingly, we have no specific policy or practice on the timing of grants of such awards in relation to the disclosure of material nonpublic information. In the event we determine to grant new awards of stock options or similar equity awards in the future, the Compensation Committee will evaluate the appropriate steps to take in relation to the foregoing.

Cybersecurity

The Company recognizes the critical importance of cybersecurity in safeguarding sensitive information, maintaining operational resilience, and protecting stakeholders’ interests and our Board considers cybersecurity risks as part of its risk oversight function of cybersecurity and other information technology risks. As further discussed in the 2025 Annual Report, we have developed and implemented a cybersecurity risk management program that is intended to protect the confidentiality, integrity, and availability of our critical systems and information. The Audit Committee oversees cybersecurity risk management activities, supported by Company management, the Board of Directors, and external consultants. Our cybersecurity risk management program is integrated into our overall enterprise risk management program and shares common methodologies, reporting channels, and governance processes that apply across the enterprise risk management program to other legal, compliance, strategic, operational, and financial risk areas. To date, we have not experienced any material cybersecurity incidents and no cybersecurity threats have significantly impacted our operations.

Board Committees

The Board has standing Audit, Compensation, and Nominating and Corporate Governance Committees comprised solely of independent directors. Each committee has a charter, which is available at the Company’s website, www.eaglenxt.com. Each committee member is independent under NYSE American committee independence requirements applicable to the committee on which such member serves.

Audit Committee

The Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”), is responsible for assisting the Board in its oversight of the integrity of the Company’s financial statements, the qualifications and independence of the Company’s independent auditors, and the Company’s internal financial and accounting controls. The Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of the Company’s independent auditors, and the Company’s independent auditors report directly to the Audit Committee.

The current members of the Audit Committee are Kevin Lowdermilk, Chair, Brent Klavon, and L.B. Day. Each member of the Audit Committee qualifies as an independent director under the corporate governance standards of the NYSE American and the independence requirements of Rule 10A-3 of the Exchange Act. The Board has determined that Kevin Lowdermilk qualifies as an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K and meets the financial sophistication requirements of the NYSE American.

For the year ended December 31, 2025, the Audit Committee held 4 meetings.

Audit Committee Report

With respect to the audit of the Company’s financial statements for the year ended December 31, 2025, the members of the Audit Committee:

●	reviewed and discussed the audited financial statements with management;

●	discussed with Company’s independent accountants the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and

●	received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent accountants the independent accountants’ independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Kevin Lowdermilk, Chair

Brent Klavon

L.B. Day

Compensation Committee

The Compensation Committee approves the compensation objectives for the Company, approves the compensation of the Chief Executive Officer and approves or recommends to the Board for approval the compensation of other executives. The Compensation Committee reviews all compensation components, including base salary, bonus, benefits and other perquisites.

For the year ended December 31, 2025, the Compensation Committee held 2 meetings.

The current members of the Compensation Committee are Mr. Klavon as Chair, Mr. Day and Mr. Lowdermilk. Each member of the current Compensation Committee is a non-employee director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act, each is an outside director as defined by Section 162(m) of the United States Internal Revenue Code of 1986, as amended, and each is an independent director as defined by the NYSE American. The Compensation Committee has adopted a written charter that satisfies the applicable standards of the SEC and the NYSE American, which is available on our website.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has ever been an officer or employee of the Company. None of the Company’s executive officers serves, or has served since inception, as a member of the Board, Compensation Committee or other Board committee performing equivalent functions of any entity that has one or more executive officers serving as one of the Company’s directors or on the Company’s Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the structure and composition of the Board and the Board committees. In addition, the Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board corporate governance guidelines applicable to the Company and advising the Board on corporate governance matters. The current members of the Nominating and Corporate Governance Committee are Mr. Day as Chair, Mr. Klavon, and Mr. Lowdermilk.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Potential nominees to the Board are required to have such experience in business or financial matters as would make such nominee an asset to the Board and may, under certain circumstances, be required to be “independent,” as such term is defined under Section 121(a) of the listing standards of NYSE American and applicable SEC regulations. Stockholders wishing to submit the name of a person as a potential nominee to the Board must send the name, address, and a brief (no more than five hundred words) biographical description of such potential nominee to the Nominating and Corporate Governance Committee at the following address: Nominating and Corporate Governance Committee of the Board of Directors, c/o AgEagle Aerial Systems Inc., 8201 E. 34th Street N, Suite 1307, Wichita, Kansas 67226. Potential director nominees will be evaluated by personal interview, such interview to be conducted by one or more members of the Nominating and Corporate Governance Committee, and/or any other method the Nominating and Corporate Governance Committee deems appropriate, which may, but need not, include a questionnaire. The Nominating and Corporate Governance Committee may solicit or receive information concerning potential nominees from any source it deems appropriate. The Nominating and Corporate Governance Committee need not engage in an evaluation process unless (i) there is a vacancy on the Board, (ii) a director is not standing for re-election, or (iii) the Nominating and Corporate Governance Committee does not intend to recommend the nomination of a sitting director for re-election. A potential director nominee recommended by a stockholder will not be evaluated differently from any other potential nominee. Although it has not done so in the past, the Nominating and Corporate Governance Committee may retain search firms to assist in identifying suitable director candidates.

The Board does not have a formal policy on Board candidate qualifications. The Board may consider those factors it deems appropriate in evaluating director nominees made either by the Board or stockholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other Board members, and specialized knowledge or experience. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily. In considering candidates for the Board, the directors evaluate the entirety of each candidate’s credentials and do not have any specific minimum qualifications that must be met. The directors will consider candidates from any reasonable source, including current Board members, stockholders, professional search firms or other persons. The directors will not evaluate candidates differently based on who has made the recommendation.

For the year ended December 31, 2025, the Nominating and Corporate Governance Committee held 1 meeting.

Communications with the Board

Stockholders and other interested parties can mail communications to the Board of Directors, c/o Secretary, at AgEagle Aerial Systems Inc., 8201 E. 34th Street North, Suite 1307, Wichita, Kansas 67226. Communications are reviewed by the Secretary of the Company and are then distributed to the Board or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Secretary of the Company has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Compensation of Directors

The following table sets forth information regarding compensation of each director for the fiscal year ended December 31, 2025:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
William Irby	$446,311	$80,000	$526,311
Grant Begley	$64,000	$14,000	$78,000
Brent Klavon	$66,000	$14,000	$80,000
Kevin Lowdermilk	$68,000	$14,000	$82,000
L.B. Day	$66,000	$14,000	$80,000

(1)	Reflects the aggregate grant date fair value for restricted stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718 - Share Based Payment, based on the closing price of the Company’s common stock on the grant date and vest over a two-year period.

An overview of the 2025 compensation elements for our directors is below:

Compensation Element(1)	Annual Total
Cash Retainer	$10,000
Restricted Stock Units(2)	14,000 units
Audit Committee Chair Fee	$4,000
Audit Committee Member Fee	$2,000
Non-Audit Committee Chair Fee	$3,000
Non-Audit Committee Member Fee	1,500

(1)	Each of the compensation elements are paid in quarterly installments.
(2)	Restricted stock units vest annually.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of the date hereto:

Name	Age	Position
William Irby	60	Chief Executive Officer
Alison Burgett	48	Chief Financial Officer
Brent Pope	55	Chief Operating Officer

William (“Bill”) Irby has served as our Chief Executive Officer and as a director since April 15, 2024. Mr. Irby’s biographical details are contained under the heading “Proposal 1––Nominees of the Board of Directors” in this Proxy Statement.

Alison Burgett has served as our Chief Financial Officer since April 14, 2025. Since April 2024, Ms. Burgett served as Controller of the Company. In this capacity, Ms. Burgett was responsible for overseeing the Company’s financial reporting, internal controls, budgeting, and compliance with regulatory standards, including the requirements of the SEC and Generally Accepted Accounting Principles. Ms. Burgett brings over 20 years of accounting and financial management experience, with a strong background in financial planning and analysis, audit readiness, and operational accounting. Ms. Burgett previously served as Centene Corporation’s (NYSE: CNC) Corporate Finance Manager from 2023 to April 2024, Director of Finance Transformation from 2021 to 2023, and Director of Finance Health Plan from July 2019 to 2021. Before joining Centene Corporation, Ms. Burgett held the position of Controller at Republic Services, Inc. (NYSE: RSG) and Director of Accounting at Providence Service Corporation (Nasdaq: PRSC), where she supported strategic growth initiatives and implemented process improvements to enhance financial transparency and operational efficiency. Ms. Burgett earned her undergraduate degree in Accounting from the University of Phoenix and her Master of Business Administration from Boise State University.

Brent Pope has served as our Chief Operating Officer since November 14, 2024. Mr. Pope was previously Executive Vice President of Operations for the Company since January 2024. Brent has nearly 30 years of international manufacturing, sales and engineering leadership experience in the automotive, defense and transportation sectors for private equity-backed, public and privately held companies. Prior to joining the Company, Mr. Pope was the Vice President and General Manager of the Rockwell American division of DexKo Global, a $4 billion private equity-backed manufacturer of highly engineered suspension systems and structural components for various vehicle applications, from 2013 to 2024. Mr. Pope’s defense industry experience includes sales leadership and engineering roles with General Dynamics’ AxleTech division, Ebasco and the Jacobs Group. He gained international experience leading Tokyo-based Sanden International’s global heavy truck business and in startup/high-growth environments at Clean Energy’s former natural gas-fueled vehicle division, BAF. Mr. Pope holds a Bachelor Degree in Mechanical Engineering from General Motors Institute and a Master of Business Administration from Southern Methodist University.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation philosophy and objectives, provides context for the compensation actions approved by the Compensation Committee, and explains the compensation of each of our NEOs. The Compensation Committee, which is made up of entirely of independent directors, oversees AgEagle’s compensation plans and policies, approves the compensation for executive officers and administers our equity compensation plans, as well as our organizational development activities and human capital management.

Summary Compensation Table (“SCT”)

The following table sets forth certain information as to the total compensation paid to the Company’s NEOs for the fiscal years ended December 31, 2025 and December 31, 2024. In accordance with SEC rules, the total compensation paid to the Company’s NEOs reflects the value of equity-based awards for the year they are granted.

Name & Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	All Other Compensation (3)	Total

William Irby(4)	2025	$375,000	$71,311	$99,576	$-	$29,017	$574,904
Chief Executive Officer	2024	$329,261	$-	$48,000	$-	$23,793	$401,054

Alison Burgett(5)	2025	$231,250	$48,000	$40,393	$-	$387	$320,083
Chief Financial Officer	2024	$-	$-	$-	$-	$-	$-

Brent Pope	2025	$220,500	$51,203	$30,968	$-	$9,283	$311,954
Chief Operating Officer	2024	$210,517	$-	$6,347	$-	$7,882	$224,746

(1)	Reflects the aggregate grant date fair value for restricted stock awards computed in accordance with FASB ASC Topic 718 - Share Based Payment, based on the closing price of the Company’s common stock underlying the respective RSU at the date of grant. Restricted stock awards were issued under AgEagle’s 2017 Omnibus Equity Plan (the “Plan”) and vest over one year of service or immediately if determined to be a performance-based award.
(2)	Reflects the fair market value in accordance with FASB ASC Topic 718 - Share Based Payment.
(3)	All Other Compensation includes non-executive consulting fees, Board-related fees, health insurance premiums and employer contributions to 401(k) plan.
(4)	Mr. Irby was appointed as Chief Executive Officer on April 15, 2024.
(5)	Ms. Burgett was appointed as Chief Financial Officer April 14, 2025.

Pay Versus Performance

In accordance with the SEC’s disclosure requirements pursuant to Item 402(v) of Regulation S-K regarding Pay Versus Performance (“PVP”), the Company’s PVP disclosures are provided below. As a smaller reporting company, we have included a table that compares the total compensation of our principal executive officer (“PEO”) and average other named executive officers (“Non-PEO NEOs”), as presented in the SCT, to Compensation Actually Paid (“CAP”) in accordance with Item 402(v) of Regulation S-K. The table and disclosure below also compares CAP to our indexed TSR and Net Income.

This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K and does not necessarily reflect value actually realized by the executives or how our Compensation Committee evaluates compensation decisions in light of Company or individual performance. In particular, our Compensation Committee has not used CAP as a basis for making compensation decisions, nor does it use Net Income for purposes of determining incentive compensation.

Pay Versus Performance Table - Compensation Definitions

Salary, Bonus, Stock Awards, and All Other Compensation are each calculated in the same manner for purposes of both CAP and SCT values. The primary difference between the calculation of CAP and SCT total compensation is the calculation of the value of “Stock Awards,” with the table below describing the differences in how these awards are valued for purposes of SCT total and CAP.

Pay Versus Performance Table

In accordance with the SEC’s PVP rules, the table below shows the executive compensation actually paid to our PEOs and Non-PEO NEOs for 2025, 2024, and 2023.

Year	Summary Compensation Table Total for PEO - Mooney ($)(1)	Compensation Actually Paid to PEO - Mooney ($)(1)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(4)	Net Income (Loss) ($)
2025	-	-	-	-	-	-
2024	-	-	-	-	-	-
2023	799,972	514,788	635,695	282,143	6.36	(42,421,737)

Year	Summary Compensation Table Total for PEO - DiSiena ($)(1)	Compensation Actually Paid to PEO - DiSiena ($)(1)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(4)	Net Income (Loss) ($)
2025	-	-	-	-	-	-
2024	-	-	-	-	-	-
2023	97,167	97,167	635,695	282,143	6.36	(42,421,737)

Year	Summary Compensation Table Total for PEO - Fernandez-McGovern ($)(1)	Compensation Actually Paid to PEO -Fernandez-McGovern ($)(1)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(4)	Net Income (Loss) ($)
2025	-	-	-	-	-	-
2024	-	-	-	-	-	-
2023	627,885	335,777	635,695	282,143	6.36	(42,421,737)

Year	Summary Compensation Table Total for PEO - O’Sullivan ($)(1)	Compensation Actually Paid to PEO -O’Sullivan ($)(1)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(4)	Net Income (Loss) ($)
2025	-	-	-	-	-	-
2024	-	-	-	-	-	-
2023	546,337	393,485	635,695	282,143	6.36	(42,421,737)

Year	Summary Compensation Table Total for First 2024 PEO - Grant Begley ($)(5)	Compensation Actually Paid to First 2024 PEO - Grant Begley ($)(2)(3)(5)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(5)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(3)(5)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(4)	Net Income (Loss) ($)
2025	-	-	-	-	-	-
2024	52,314	48,000	241,794	225,571	8.05	(35,234,352)
2023	-	-	-	-	-	-

Year	Summary Compensation Table Total for PEO - William Irby ($)(5)(6)	Compensation Actually Paid to PEO - William Irby ($)(2)(3)(5)(6)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(5)(6)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(3)(5)(6)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(4)	Net Income (Loss) ($)
2025	574,904	674,479	316,018	358,989	11.57	(5,002,156)
2024	401,504	353,504	241,794	225,571	8.05	(35,234,352)
2023	-	-	-	-	-	-

(1)	The PEO for the 2023 reporting year was Mr. Barrett Mooney. The non-PEO NEOs in the 2023 reporting year were Mr. Mark DiSiena, Ms. Nicole Fernandez-McGovern and Mr. Michael O’Sullivan.

(2)	The amounts shown for CAP have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the Company’s NEOs. These amounts reflect the SCT Total with certain adjustments noted in the below table and described in footnote 4 below.

(3)	Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with ASC 718, Compensation - Stock Compensation. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards columns set forth in the Summary Compensation Table, which reflect the fair market values of equity awards as of each grant date.

(4)	The total shareholder return (“TSR”) is calculated by taking the difference of the Company’s stock price from the beginning of the measurement period, December 31, 2022 at $7.00, and the ending of the measurement periods of December 31, 2023, 2024 and 2025 at $2.00, $3.47 and $0.81, respectively; then dividing by the respective measurement period’s initial stock price.

	2025 - PEO - Irby ($)	2025 – Non-PEO NEOS ($)	2024 - PEO - Begley ($)	2024 - PEO - Irby ($)	2024 - Non-PEO NEOs ($)	2023 - PEO - Mooney ($)	2023 - Non-PEO NEOs ($)
SCT Total Compensation	$574,904	$316,018	$52,314	$401,504	$241,794	$799,972	$1,271,389
Less: Equity awards reported in SCT	99,576	35,681	(4,314)	(48,000)	(16,223)	(285,184)	(520,593)
Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior and Fiscal Years	17,415	7,290	-	-	-	-	-
Fair Value of Equity Compensation Granted in Current Year at Year-End	82,160	35,681	-	-	-	-	-
Change in Fair Value from End of Prior Fiscal Year to Vesting Date for Awards Made in Prior Fiscal Years that Vested During Current Fiscal Year	-	-	-	-	-	-	-
Change in Fair Value as of the Current Fiscal Year (From the End of Prior Fiscal Year) of Awards Granted in Prior Fiscal Years that remain Outstanding and Unvested as of the End of the Current Fiscal Year	-	-	-	-	-	-	-
Compensation Actually Paid	$674,479	$316,018	$48,000	$353,504	$225,571	$514,788	$750,796

(5)	The First 2024 PEO reflected in the tables is Grant Begley and the Second 2024 PEO reflected in the tables is William Irby. The Non-PEO NEOs for 2024 were Mark DiSiena and Brent Pope.

(6)	The PEO for the 2025 reporting year was William Irby. The non-PEO NEOs in the 2025 reporting year were Alison Burgett and Brent Pope.

Executive Compensation

Employment Agreements of Named Executive Officers

William Irby

On April 15, 2024, the Company entered into an employment agreement with Mr. Irby. The employment agreement sets forth a base salary and provides for participation in bonus programs and benefit plans applicable to executive officers. Mr. Irby’s employment may be terminated for cause at any time, in which event he would have no right to receive unearned compensation or other benefits for any period after termination. In the event Mr. Irby is terminated in connection with a change in control of the Company, he would be entitled to receive a sum payment equal to 6 months of his base salary and 6 months of reimbursement towards the cost of actual COBRA premiums paid by Mr. Irby.

Alison Burgett

On April 14, 2025, the Company entered into an employment agreement with Ms. Burgett. The employment agreement sets forth a base salary and provides for participation in bonus programs and benefit plans applicable to executive officers. Ms. Burgett’s employment may be terminated for cause at any time, in which event she would have no right to receive unearned compensation or other benefits for any period after termination. In the event Ms. Burgett is terminated in connection with a change in control of the Company, she would be entitled to receive a sum payment equal to 3 times her monthly base salary, as well as 3 months of reimbursement towards the cost of actual COBRA premiums paid by Ms. Burgett, if such termination occurs prior to April 14, 2027. If such a termination were to occur after April 14, 2027, she would be eligible to receive an amount equal to 4 months of her base salary and 4 months of reimbursement towards the cost of actual COBRA premiums paid by Ms. Burgett.

2017 Omnibus Equity Incentive Plan

The Plan is a comprehensive incentive compensation plan under which the Company can grant equity-based and other incentive awards to officers, employees and directors of, and consultants and advisers to, the Company The purpose of the Plan is to help the Company attract, motivate and retain such persons and thereby enhance stockholder value. The Plan provides for the grant of awards which are incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), unrestricted shares, restricted shares, RSUs, performance stock, performance units, stock appreciation rights, tandem stock appreciation rights, distribution equivalent rights, or any combination of the foregoing, to key management employees, non-employee directors, and non-employee consultants of the Company or any of its subsidiaries (each a “participant”) (however, solely Company employees or employees of the Company’s subsidiaries are eligible for incentive stock option awards). The Company currently has reserved a total of 2,300,000 shares of common stock for issuance as or under awards to be made under the Plan.

Types of Stock Awards

The Plan provides for the grant of incentive stock options and non-qualified stock options. Stock options may be granted to employees, including officers, non-employee directors and consultants of the Company or its affiliates, except that incentive stock options may be granted only to employees.

Share Reserve

The aggregate number of shares of common stock that have been reserved for issuance under the Plan is 2,300,000. As of the Record Date, there are 1,159,314 awards granted under the Plan, of which 8,808 awards have been canceled due to termination of employment, leaving 874,793 shares of common stock remaining for future issuance under the Plan. If a stock option award expires, terminates, is canceled or is forfeited for any reason, the number of shares subject to the stock option award will again be available for issuance. In addition, if stock awards are settled in cash, the share reserve will be reduced by the number of shares of common stock with a value equal to the amount of the cash distributions as of the time that such amount was determined and if stock options are exercised using net exercise, the share reserve will be reduced by the gross number of shares of common stock subject to the exercised portion of the option.

Administration

The Board or a duly authorized committee thereof, has the authority to administer the Plan. Subject to the terms of the Plan, the Board or the authorized committee, referred to herein as the committee, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock option awards, including the period of exercisability and vesting schedule applicable to a stock option award. Subject to the limitations set forth below, the committee will also determine the exercise price and the types of consideration to be paid for the award. The committee has the authority to modify outstanding awards under the Plan. The committee has the authority to adopt, alter and repeal administrative rules, guidelines and practices governing the Plan and to perform all other acts, including delegating administrative responsibilities, as it deems advisable to construe and interpret the terms and provisions of the Plan and any stock option award granted under the Plan. Decisions and interpretations or other actions by the committee are in the discretion of the committee and are final binding and conclusive on the Company and all participants in the Plan.

Stock Options

Incentive stock options and non-qualified stock options are granted pursuant to stock option award agreements adopted by the committee. The committee determines the exercise price for a stock option, within the terms and conditions of the Plan, provided that the exercise price shall not be less than (i) in the case of a grant of any NQSO or an ISO to a key employee who at the time of the grant does not own stock representing more than 10% of the total combined voting power of all classes of our stock or of any subsidiary, 100% of the fair market value of a share of common stock as determined on the date the stock option award is granted; (ii) in the case of a grant of an ISO to a key employee who, at the time of grant, owns stock representing more than 10% of the total combined voting power of all classes of our stock or of any subsidiary, 110% of the fair market value of a share of common stock, as determined on the date the stock option award is granted. The fair market value of the common stock for purposes of determining the exercise price shall be determined by the committee in accordance with any reasonable method of valuation consistent with applicable requirements of Federal tax law, including, as applicable, the provisions of Code Section 422(c)(8) and 409A as applicable. Stock options granted under the Plan will become exercisable at the rate specified by the committee and may be exercisable for restricted stock, if determined by the committee.

The committee determines the term of stock options granted under the Plan, up to a maximum of 10 years. The option holder’s stock option agreement shall provide the rights, if any, that such holder has to exercise the stock option at such time that such holder’s service relationship with us, or any of our affiliates, ceases for any reason, including disability, death, with or without cause, or voluntary resignation. All unvested stock option awards are forfeited if the participant’s employment or service is terminated for any reason, unless our compensation committee determines otherwise.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the committee and may include (i) check, bank draft or money order, or wire transfer, (ii) if the company’s common stock is publicly traded, a broker-assisted cashless exercise, or (iii) such other methods as may be approved by the committee, including without limitation, the tender of shares of our common stock previously owned by the option holder or a net exercise of the option.

Unless the committee provides otherwise, options generally are not transferable except by will, the laws of descent and distribution. The committee may provide that a non-qualified stock option may be transferred to a family member, as such term is defined under the applicable securities laws.

Tax Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of our common stock with respect to incentive stock options that are exercisable for the first time by an option holder during any calendar year may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as non-qualified stock options. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (ii) the term of the incentive stock option does not exceed 5 years from the date of grant.

Adjustments for Changes in Capital Structure and other Special Transactions

In the event of a stock dividend, stock split, or recapitalization, or a corporate reorganization in which we are a surviving corporation (and our stockholders prior to such transaction continue to own at least 50% of our capital stock after such transaction), including without limitation a merger, consolidation, split-up or spin-off, or a liquidation, or distribution of securities or assets other than cash dividends, the number or kinds of shares subject to the Plan or to any stock option award previously granted, and the exercise price, shall be adjusted proportionately by the committee to reflect such event.

In the event of a merger, consolidation, or other form of reorganization with or into another corporation (other than a merger, consolidation, or other form of reorganization in which we are the surviving corporation and our stockholders prior to such transaction continue to own at least 50% of the capital stock after such transaction), a sale or transfer of all or substantially all of the assets of the Company or a tender or exchange offer made by any corporation, person or entity (other than an offer made by us), all stock options held by any option holder shall be fully vested and exercisable by the option holder.

Furthermore, the committee, either before or after the merger, consolidation or other form of reorganization, may take such action as it determines in its sole discretion with respect to the number or kinds of shares subject to the Plan or any option under the Plan.

Amendment, Suspension or Termination

The committee may at any time amend, suspend, or terminate any and all parts of the Plan, any stock option award granted under the Plan, or both in such respects as the committee shall deem necessary or desirable, except that no such action may be taken which would impair the rights of any option holder with respect to any stock option award previously granted under the Plan without the option holder’s consent.

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table lists the outstanding equity incentive awards held by the NEOs as of the fiscal year ended December 31, 2025:

	Option Awards				Stock Awards
Name & Principal Position	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Options Exercise price ($)	Expiration Date	Number of shares or units of stock that have not Vested (#)	Market value of shares or units of stock that have not Vested ($)
William Irby, Chief Executive Officer	-	-	-	-	21,500	$17,415

Alison Burgett, Chief Financial Officer	-	-	-	0	9,000	$7,290

Brent Pope, Chief Operating Officer	-	-	-	-	9,000	$7,200

Code of Ethics

We adopted a Code of Ethics that applies to our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer, and other persons who perform similar functions. A written copy of the Code of Ethics can be found on our website at www.eaglenxt.com and can be made available in print to any stockholder upon request at no charge by writing to our Secretary, c/o AgEagle Aerial Systems Inc., 8201 E. 34th Street N, Suite 1307, Wichita, Kansas 67226. Our Code of Ethics also serves as the Company’s corporate governance guidelines and is intended to be a codification of the business and ethical principles which guide us, deter wrongdoing, promote honest and ethical conduct, avoid conflicts of interest, and foster full, fair, accurate, timely and understandable disclosures, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations and accountability for adherence to this Code of Ethics. We intend to promptly update the copy of the Code of Ethics available on our website in the event of any material amendments or changes.

Transactions with Related Persons

There are no transactions since January 1, 2024, or any currently proposed transactions, in which the Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest. It is the Company’s policy that the Company will not enter into any related party transactions unless the Audit Committee or another independent body of the Board of Directors first reviews and approves the transactions.

Policies and Procedures for Related Person Transactions

While the Company has not adopted a written related party transaction policy for the review, approval and ratification of transactions involving “related parties,” related parties are deemed to be directors and nominees for director, executive officers and immediate family members of the foregoing, as well as security holders known to beneficially own more than 5% of our common stock. The Audit Committee reviews any transaction, arrangement or relationship, or series of transactions, arrangements or relationships, in which the Company was, is or will be a participant and the amount exceeds the lesser of (i) $120,000 or (ii) 1% of the average of the Company’s total assets at the year end for the last two completed fiscal years, and in which a related party has any direct or indirect interest.

In determining whether to approve or ratify a related party transaction, the Audit Committee will consider whether or not the transaction is in, or not inconsistent with, the best interests of the appropriate company. In making this determination, the Audit Committee considers all of the relevant facts and circumstances in light of the following factors and any other factors to the extent deemed pertinent by the committee, including:

●	The position within or relationship of the related party with the Company;

●	The materiality of the transaction to the related party and the Company, including the dollar value of the transaction, without regard to profit or loss;

●	The business purpose for and reasonableness of the transaction, taken in the context of the alternatives available for attaining the purposes of the transaction;

●	Whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms and conditions offered generally to parties that are not related parties;

●	Whether the transaction is in the ordinary course of business and was proposed and considered in the ordinary course of business; and

●	The effect of the transaction on the business and operations, including on internal control over financial reporting and system of disclosure controls or procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transactions.

Certain types of transactions that, even though they may fall within the definition of a related party transaction, are considered to be pre-approved by the Company given their nature, size and/or degree of significance to the company. These include compensation arrangements with directors and executive officers for which disclosure is required in a proxy statement and sales of products or services in the ordinary course of business.

In the event the Company inadvertently enters into a related party transaction that requires, but has not received, pre-approval, the transaction will be presented to the appropriate Board for review and ratification promptly upon discovery. In such event, the Audit Committee will consider whether such transaction should be rescinded or modified and whether any changes in our controls and procedures or other actions are needed.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”) to file with the SEC reports on Forms 3, 4 and 5 concerning their ownership of and transactions in the common stock and other equity securities of the Company, generally within 2 business days of a reportable transaction. As a practical matter, the Company seeks to assist its directors and executives by monitoring transactions and completing and filing reports on their behalf.

Based solely upon a review of SEC filings, the Company believes that all Reporting Persons complied with these reporting requirements during 2025, except that (i) one report covering one transaction was filed late by Ms. Anderson, our former Interim Chief Financial Officer, (ii) one report covering one transaction was filed late by Mr. Klavon, a director, (iii) one report covering two transactions was filed late by Mr. Irby, a director and our Chief Executive Officer, (iv) one report covering two transactions was filed late by Ms. Burgett, our Chief Financial Officer, and (v) one report covering two transactions was filed late by Mr. Pope, our Chief Operating Officer. Each of the forgoing delinquent filings was filed late due to an inadvertent administrative error.

Vote Required for Approval

For the Election of Directors Proposal, the director nominees who receive the highest number of “FOR” votes will be elected as directors, assuming a quorum is present. You may vote “FOR” or “WITHHOLD” with respect to each director nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 2

ADVISORY VOTE ON COMPENSATION OF

NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

Proposed Advisory Resolution of Stockholders

At the Annual Meeting, stockholders will be given the opportunity to vote on the following advisory resolution:

RESOLVED, that the stockholders of AgEagle Aerial Systems Inc. hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and accompanying narrative discussion set forth in this Proxy Statement.

Background on Proposal

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and related SEC rules, stockholders are being given the opportunity to vote at the Annual Meeting on this advisory resolution regarding the compensation of our current NEOs (commonly referred to as “say-on-pay”). For more information about the compensation that we paid to our NEOs during the year ended December 31, 2025, please refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.

Effects of Advisory Vote

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our current NEOs and will not bind the Board or the Compensation Committee. However, the Compensation Committee and the Board will consider the outcome of the vote when making future executive compensation decisions.

Frequency of Advisory Vote

The Company intends to submit to stockholders an advisory vote to approve the executive compensation every year.

Vote Required for Approval

The resolution approving, on an advisory basis, the compensation of our NEOs (“say-on-pay”) will be approved if it receives the affirmative vote of a majority of the votes cast at the Annual Meeting, assuming a quorum is present. Abstentions and broker “non-votes” will have no effect with respect to the approval of the Say-on-Pay Proposal.

THE BOARD RECOMMENDS THAT YOU VOTE, ON AN ADVISORY BASIS, “FOR” THE SAY-ON-PAY PROPOSAL.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended, and the Board has approved, the appointment of Grassi as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2026.

The Company’s initial independent registered public accountant for the fiscal year ending December 31, 2025 was WithumSmith+Brown, P.C. (“Withum”), however the Company dismissed Withum on July 2, 2025 when the Audit Committee approved the engagement of Grassi as the Company’s independent registered public accounting firm, effective July 9, 2025, to audit the Company’s financial statements for the year ending December 31, 2025. Representatives of Grassi, but not Withum, have been invited to virtually attend the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

Although we are not required to submit this proposal to the stockholders for approval, the Board believes it is desirable that an expression of stockholder opinion be solicited and that the selection of the independent registered public accounting firm be presented to our stockholders for ratification. If the selection of Grassi is not ratified by stockholders, the Board will take that into consideration but, at this time, does not intend to engage another firm. Even if the selection of Grassi is ratified by the stockholders, the Audit Committee in its discretion could decide to terminate the engagement of Grassi and engage another firm if the Audit Committee determines that this is necessary or desirable.

Withum

Withum audited the Company’s financial statements for the fiscal years ended December 31, 2024 and 2023. The reports of Withum on such financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, with the exception that said report included an explanatory paragraph regarding the uncertainty of the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period from January 1, 2025 to July 2, 2025, there were no disagreements (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K under the Exchange Act between the Company and Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During the same period, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), except as disclosed below:

As described in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2023, during the preparation of the Company’s interim condensed consolidated financial statements for the period ended September 30, 2024, management identified a material weakness in the Company’s internal controls related to the computation of net loss attributable to common stockholders resulting in an understatement of loss per share (“EPS”) as presented on the Company’s consolidated statements of operations and comprehensive loss. In addition to the EPS computation error, accrued dividends and deemed dividends were included as a component of other comprehensive loss instead of being included in net loss attributable to common stockholders. The Company filed a 10-K/A on November 27, 2024 amending the previously filed Form 10-K for the year ended December 31, 2023, which included the impact of the identified error on previously filed Form 10-Qs for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023.

The Company provided Withum with a copy of the foregoing disclosures and requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agreed with the above statements, and if not, stating the respects in which it did not agree. A copy of that letter, dated July 2, 2025, was filed with the SEC on July 9, 2025 as Exhibit 16.1 to the Company’s Current Report on Form 8-K.

Grassi

During the fiscal years ended December 31, 2024 and 2023 and through July 2, 2025, neither the Company nor anyone on the Company’s behalf consulted with Grassi with respect to (i) the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by Grassi on the Company’s financial statements, and Grassi did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

Audit Fees

Audit Fees include fees billed and expected to be billed for services performed to comply with Standards of the Public Company Accounting Oversight Board (PCAOB), including the reviews of the quarterly financial statements included in the Quarterly Reports on Form 10-Q filed with the SEC. This category also includes fees for audits provided in connection with statutory filings or procedures related to audit of income tax provisions and related reserves, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees

Audit-Related Fees include fees for services associated with assurance and reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, consultations regarding Generally Accepted Accounting Principles, and reviews and evaluations of the impact of new regulatory pronouncements.

Tax Fees

Tax Fees consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance and consultation in connection with various transactions and acquisitions.

Withum Fees in 2024 and 2025

	2025	2024
Audit Fees	$313,664	$391,840
Audit-Related Fees	-	61,441
Tax Fees		48,334
Total	$313,664	$501,615

Grassi Fees in 2024 and 2025

	2025	2024
Audit Fees	$143,162	$-
Audit-Related Fees	-	-
Tax Fees	83,541	-
Total	$226,703	$-

Pre-Approval of Services

The Audit Committee appoints the independent accountants each year and pre-approves all services to be provided to us by our independent accountants. This process involves obtaining (i) a written description of the proposed services, (ii) the confirmation of our chief financial officer that the services are compatible with maintaining specific principles relating to independence, and (iii) confirmation from our securities counsel that the services are not among those that our independent accountants have been prohibited from performing under SEC rules. After engaging in this process, the members of the Board of Directors determine to approve or disapprove the engagement of the auditors for the proposed services. The audit-related fees and all other fees described above were approved as part of the Company’s engagement of Grassi and Withum, as applicable.

Vote Required for Approval

The approval of the Ratification of Accountants Proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting, assuming a quorum is present. Abstentions and broker “non-votes” will have no effect with respect to the approval of the Ratification of Accountants Proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ACCOUNTANTS PROPOSAL.

OTHER INFORMATION

The Company’s 2025 Annual Report, excluding exhibits, will be mailed without charge to any stockholders entitled to vote at the Annual Meeting, upon written request to our Secretary, AgEagle Aerial Systems Inc., 8201 E. 34th Street N, Suite 1307, Wichita, Kansas 67226.

Important Notice Regarding Delivery of Stockholder Documents

If your shares are held in street name, your broker, bank, custodian, or other nominee holder may, upon request, deliver only one copy of this Proxy Statement and the 2025 Annual Report to stockholders to multiple stockholders sharing an address, absent contrary instructions from one or more of the stockholders. The Company will, upon request, deliver a separate copy of the proxy materials to a stockholder at a shared address to which a single copy was delivered, upon written or oral request, to our Secretary, AgEagle Aerial Systems Inc., 8201 E. 34th Street N, Suite 1307, Wichita, Kansas 67226. Stockholders sharing an address and receiving multiple copies of the proxy materials who wish to receive a single copy should contact their broker, bank, custodian or other nominee holder.

Other Matters to Be Presented at the Annual Meeting

The Company did not have notice, as of the date of this Proxy Statement, of any matter to be presented for action at the Annual Meeting, except as discussed in this Proxy Statement. The persons authorized by the accompanying form of proxy will vote in their discretion as to any other matter that comes before the Annual Meeting.

Stockholder Proposals for Next Annual Meeting

Under Rule 14a-8 of the Exchange Act, stockholder proposals intended to be included in the proxy statement for the next annual meeting must be received at the Company’s executive office, 8201 E. 34th Street N, Suite 1307, Wichita, Kansas 67226, no later than December 31, 2026 (120 days prior to the anniversary of the date that we commence mailing this Proxy Statement). If next year’s annual meeting is held on a date that is 30 days or more from June 15, 2027, any stockholder proposal must be received at a reasonable time before the Company prints or mails its proxy materials for such meeting. Any such proposals will be subject to the requirements of the proxy rules adopted under the Exchange Act.

Under SEC Rule 14a-19, a stockholder intending to engage in a director election contest with respect to the Company’s annual meeting of stockholders to be held in 2027 must give the Company notice of its intent to solicit proxies by providing the names of its nominees and certain other information, including information regarding the candidate or the stockholder as would be required to be included in the Company’s proxy statement pursuant to SEC Regulation 14A, at least 60 calendar days before the anniversary of the Annual Meeting. This deadline is April 16, 2027.

The persons authorized by the form of proxy to be sent in connection with the solicitation of proxies on behalf of Company’s Board of Directors for next year’s annual meeting will vote in their discretion as to any matter of which Company has not received notice by March 17, 2027.

Nothing in this Proxy Statement will be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

By Order of the Board of Directors,

/s/ Grant Begley
Grant Begley
Chairman of the Board of Directors

April 30, 2026

AgEagle Aerial Systems Inc.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE –
www.proxypush.com/UAVS
Use the Internet to vote your proxy until 11:59 p.m. (CT) on June 14, 2026. Scan code below for mobile voting.

PHONE – **1-866-883-3382**
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on June 14, 2026.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

FPO

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Election of directors:

01 Grant Begley
02 L.B. Day
03 William Irby
04 Brent Klavon
05 Kevin Lowdermilk

☐ Vote FOR all nominees (except as marked)
☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: ☐

Date ______________________________

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

AGEAGLE AERIAL SYSTEMS INC.

ANNUAL MEETING OF STOCKHOLDERS

Monday June 15, 2026

1:00 PM Eastern Time

To register for the virtual meeting, please follow the instructions below:

- Visit **register.proxypush.com/UAVS** on your smartphone, tablet or computer.
- As a shareholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card.
- After registering, you will receive a confirmation e-mail and an e-mail approximately 1 hour prior to the start of the meeting to the e-mail address you provided during registration with a unique link to the virtual meeting.

Important Notice Regarding Internet Availability of Proxy Materials for this Annual Meeting:

The Form 10K and Proxy Statement are available at
www.proxydocs.com/UAVS

AGEAGLE AERIAL SYSTEMS INC.

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 15, 2026.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Grant Begley and William Irby, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.